                                                                    EXHIBIT 23

                        [ERNST & YOUNG LLP LETTERHEAD]

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of our report on the consolidated financial statements of Comerica Incorporated and subsidiaries dated January 19, 1999, included in this Annual Report on Form 10-K for the year ended December 31, 1998:

        Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

        Registration Statement No. 33-45500 on Form S-8 dated February 11, 1992

        Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

        Registration Statement No. 33-53222 on Form S-8 dated October 13, 1992

        Registration Statement No. 33-58823 on Form S-8 dated April 26, 1995

        Registration Statement No. 33-58837 on Form S-8 dated April 26, 1995

        Registration Statement No. 33-58841 on Form S-8 dated April 26, 1995

        Registration Statement No. 33-65457 on Form S-8 dated December 29, 1995

        Registration Statement No. 33-65459 on Form S-8 dated December 29, 1995

        Registration Statement No. 333-00839 on Form S-8 dated February 9, 1996

        Registration Statement No. 333-24569 on Form S-8 dated April 4, 1997

        Registration Statement No. 333-24567 on Form S-8 dated April 4, 1997

        Registration Statement No. 333-24565 on Form S-8 dated April 4, 1997

        Registration Statement No. 333-24555 on Form S-8 dated April 4, 1997

        Registration Statement No. 333-37061 on Form S-8 dated October 2, 1997


                                              [Signature of Ernst & Young LLP]


March 24, 1999